Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Meshflow Acquisition Sponsor LLC

Address of Joint Filer:	c/o Meshflow Acquisition Corp.
406 N. Sangamon Street
Chicago, Illinois 60642

Relationship of Joint Filer to Issuer:	10% Owner, Director

Issuer Name and Ticker or Trading Symbol:	Meshflow Acquisition Corp. [MESH]

Date of Event Requiring Statement:
(Month/Day/Year):	12/09/2025

Name of Joint Filer:	Bartosz Lipiński

Address of Joint Filer:	c/o Meshflow Acquisition Corp.
406 N. Sangamon Street
Chicago, Illinois 60642

Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer (Chief Executive Officer, Chief Financial Officer and Chairman)

Issuer Name and Ticker or Trading Symbol:	Meshflow Acquisition Corp. [MESH]

Date of Event Requiring Statement:
(Month/Day/Year):	12/09/2025